Exhibit 10.18
EXECUTION VERSION
OMNIBUS AMENDMENT TO WAREHOUSE DOCUMENTS, dated as of March 19, 2021 (this “Amendment”), among OCSI Senior Funding Ltd., as borrower (the “Borrower”), Oaktree Specialty Lending Corporation, as servicer (the “Servicer”), and Deutsche Bank AG, New York Branch (“DBNY”), as facility agent (in such capacity, the “Facility Agent”) and as a committed lender (in such capacity, a “Lender”).
WHEREAS, the Borrower, Oaktree Specialty Lending Corporation, as equityholder and as servicer, Wells Fargo Bank, National Association, as collateral agent and collateral custodian, the Facility Agent and each Lender party thereto are party to the Loan Financing and Servicing Agreement, dated as of September 24, 2018 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”); and
WHEREAS, the Borrower and Oaktree Strategic Income Corporation (the “Original Seller”) are party to the Purchase and Sale Agreement dated as of June 27, 2019 (the “Conditional Sale Agreement” and, together with the Transaction Documents (as defined in the A&R Loan Agreement), the “Warehouse Documents”);
WHEREAS, the Servicer, the Original Seller and the Borrower hereby request that the Facility Agent, the Administrative Agent and the Lender amend the Warehouse Documents (other than the Loan Agreement) as set forth herein.
NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I.
Definitions
SECTION 1.1Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement or the applicable Transaction Document.
ARTICLE II.

Omnibus Amendment to Warehouse Documents
SECTION 2.1As of the date of this Amendment, all Warehouse Documents (other than the Loan Agreement) are hereby amended as follows, to the extent applicable:
(a)deleting all references to “Oaktree Strategic Income Corporation” and inserting “Oaktree Specialty Lending Corporation” in lieu thereof.

USActive 55357720.4                1

SECTION 2.2As of the date of this Amendment, the Loan Agreement is hereby amended as follows:
(a)to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto; and
(b)to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Exhibits and Schedules to Loan Agreement attached as Appendix B hereto.
SECTION 2.3As of the date of this Amendment, the Sale Agreement is hereby amended to delete “(the “Seller”)” in the recitals and to insert “(as the surviving entity by merger with Oaktree Strategic Income Corporation, the “Seller”)” in lieu thereof.
SECTION 2.4As of the date of this Amendment, the Preference Share Purchase Agreement is hereby amended as follows:
(a)deleting “(the “Purchaser”)” where it appears and to insert “(as the surviving entity by merger with Oaktree Strategic Income Corporation, the “Purchaser”)” in lieu thereof; and
(b)deleting “(the “Servicer”)” where it appears and to insert “(as the surviving entity by merger with Oaktree Strategic Income Corporation, the “Servicer”)” in lieu thereof;
SECTION 2.5As of the date of this Amendment, the Conditional Sale Agreement is hereby amended to delete “(the “Purchaser”)” in the recitals and to insert “(as the surviving entity by merger with Oaktree Strategic Income Corporation, the “Purchaser”)” in lieu thereof.
ARTICLE III.
Conditions to Effectiveness
SECTION 3.1This Amendment shall become effective as of the date hereof upon satisfaction of the following conditions:
(a)the execution and delivery of this Amendment by each party hereto;
(b)the completion of the OCSI Merger; and

                        2

(c)all fees (including reasonable and documented fees, disbursements and other charges of external counsel to the extent invoiced one Business Day prior to the date hereof) due to the Lenders on or prior to the effective date of this Amendment have been paid in full.
ARTICLE IV.
Representations and Warranties
SECTION 4.1The Borrower hereby represents and warrants to the Facility Agent that, as of the date first written above, (i) no Event of Default, Unmatured Event of Default, Servicer Default or Unmatured Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).
ARTICLE V.

Miscellaneous
SECTION 5.1Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 5.2Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 5.3Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.
SECTION 5.4Counterparts; Electronic Execution. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto
                        3

shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
SECTION 5.5Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
SECTION 5.6No Proceedings; Limited Recourse. The provisions of Sections 17.11 and 17.12 of the Loan Agreement are incorporated herein mutatis mutandis.
[Signature pages follow]
                        4

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.
OCSI SENIOR FUNDING LTD., as Borrower
By:    /s/ Dianne Farjallah
Name: Dianne Farjallah
Title: Director

[Signature Page to Omnibus Amendment]

OAKTREE SPECIALTY LENDING CORPORATION, as Servicer

By:     Oaktree Fund Advisors, LLC
Its:     Investment Adviser
By:        /s/ Matthew Stewart
Name: Matthew Stewart
Title: Senior Vice President
By:        /s/ Mary Gallegly
Name: Mary Gallegly
Title: Senior Vice President

[Signature Page to Omnibus Amendment]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent
By:     /s/ Amit Patel
Name: Amit Patel
Title: Managing Director
By:     /s/ Andrew Goldsmith
Name: Andrew Goldsmith
Title: Vice President

[Signature Page to Omnibus Amendment]

ACKNOWLEDGED AND AGREED BY:
OAKTREE STRATEGIC INCOME CORPORATION, as Original Seller

By:     Oaktree Fund Advisors, LLC
Its:     Investment Adviser
By:        /s/ Matthew Stewart
Name: Matthew Stewart
Title: Senior Vice President
By:        /s/ Mary Gallegly
Name: Mary Gallegly
Title: Senior Vice President

[Signature Page to Omnibus Amendment]

Appendix A

Loan Agreement Amendments

EXECUTION VERSION
Conformed through Omnibus Amendment ~~No. 7~~ dated as of ~~October 27, 2020~~March 19,
2021

LOAN FINANCING AND SERVICING AGREEMENT

dated as of September 24, 2018

OCSI SENIOR FUNDING LTD.
as Borrower

OAKTREE ~~STRATEGIC INCOME~~SPECIALTY LENDING CORPORATION
as Equityholder,

OAKTREE ~~STRATEGIC INCOME~~SPECIALTY LENDING CORPORATION
as Servicer,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Facility Agent

THE OTHER AGENTS PARTIES HERETO,

and

USActive 49316845.15

LOAN FINANCING AND SERVICING AGREEMENT

THIS LOAN FINANCING AND SERVICING AGREEMENT is made and entered into as of September 24, 2018, among OCSI SENIOR FUNDING LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Borrower”), OAKTREE ~~STRATEGIC INCOME~~SPECIALTY LENDING CORPORATION, a Delaware
corporation, as equityholder (in such capacity, together with its successors and permitted assigns in such capacity, the “Equityholder”), OAKTREE ~~STRATEGIC INCOME~~SPECIALTY LENDING CORPORATION, a Delaware corporation, as servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, the AGENTS for each Lender Group (as hereinafter defined) from time to time parties hereto (each such party, in such capacity, together with their respective successors and permitted assigns in such capacity, an “Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent and Collateral Custodian (each as hereinafter defined), and DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Facility Agent”).

RECITALS

WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein and also desires to retain the Servicer to perform certain servicing functions related to the Collateral Obligations (as defined herein) on the terms and conditions set forth herein; and

WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein and the Servicer desires to perform certain servicing functions related to the Collateral Obligations on the terms and conditions set forth herein.

WHEREAS, it is the intent of the parties that the Advances be repaid from the proceeds of the CLO Securities upon the CLO Takeout.

NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms: As used in this Agreement, the following terms have the following meanings:

"1940 Act" means the Investment Company Act of 1940.

USActive 49316845.15

“Cayman Administrator” means Walkers Fiduciary Limited and any successor thereto.

“Change of Control” means ~~(1) prior to the consummation of the OCSI Merger (x) Oaktree Strategic Income Corporation shall cease to own at least 51% of the outstanding Preference Shares of the Borrower or (y) Oaktree Strategic Income Corporation or an Affiliate thereof ceases to be the Servicer and (2) on and after the consummation of the OCSI Merger~~ (x) Oaktree Specialty Lending Corporation shall cease to own at least 51% of the outstanding Preference Shares of the Borrower or (y) Oaktree Specialty Lending Corporation ceases to be the Servicer.

“Charges” means (i) all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable); (ii) all levies, assessments, charges, or claims of any governmental entity or any claims of statutory lienholders, the nonpayment of which could give rise by operation of law to a Lien on the Collateral Obligations or any other property of the Borrower and (iii) any such taxes, levies, assessment, charges or claims which constitute a Lien or encumbrance on any property of the Borrower.

“CLO Marketing Period” means the date on which DBSI commences marketing of the CLO Securities with the consent of the Servicer.

“CLO Securities” has the meaning set forth in the definition of “CLO Takeout”.

“CLO Takeout” means the day on which the Borrower issues subordinated notes and secured notes (collectively, “CLO Securities”) pursuant to an indenture between, among others, the Borrower and such trustee as may be agreed by the parties, as trustee in respect of a collateralized loan obligation offering, in an amount at least sufficient to repay all Obligations outstanding under this Agreement and all other Transaction Documents.

“Code” means the Internal Revenue Code of 1986, as amended. “Collateral” has the meaning set forth in Section 12.1.
“Collateral Agent” means Wells Fargo Bank, National Association, solely in its capacity as Collateral Agent, together with its successors and permitted assigns in such capacity.

“Collateral Agent and Collateral Custodian Fee Letter” means that certain letter agreement among the Collateral Agent, the Collateral Custodian, the Securities Intermediary and the Borrower and hereby acknowledged by the Servicer and the Facility Agent, as the same may be amended, supplemented or otherwise modified by the parties thereto with the consent of the Facility Agent.
“Collateral Agent Fees and Expenses” has the meaning set forth in Section 11.11. “Collateral Custodian” means Wells Fargo Bank, National Association, solely in its capacity as collateral custodian, together with its successors and permitted assigns in such capacity.

USActive 49316845.15    - 8-

and (d) of the definition thereof, any Obligor that is an Affiliate of another Obligor shall be treated as the same Obligor; provided that for purposes of this definition, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor.

“Obligor Information” means, with respect to any Obligor, (i) the legal name of such Obligor, (ii) the jurisdiction in which such Obligor is domiciled, (iii) the audited financial statements for the two prior fiscal years (or such shorter period of time that the Obligor has been in existence) of such Obligor, (iv) the Servicer’s internal credit memo with respect to the Obligor and the related Collateral Obligation, (v) the annual report for the most recent fiscal year of such Obligor, (vi) a company forecast of such Obligor including plans related to capital expenditures, (vii), the business model, company strategy and names of known peers of such Obligor, (viii) the shareholding pattern and details of the management team of such Obligor and (ix) details of any banking facilities and the debt maturity schedule of such Obligor.

“OCSI Entities” means~~, prior to the consummation of the OCSI Merger, Oaktree Strategic Income Corporation and its Subsidiaries and, on and after the consummation of the OCSI Merger,~~ Oaktree Specialty Lending Corporation and its Subsidiaries.

“OCSI Merger” means the merger of Oaktree Strategic Income Corporation with and into Oaktree Specialty Lending Corporation as the surviving company, on the terms and conditions set forth in that certain merger agreement.

“OFAC” has the meaning set forth in Section 9.29(a).

“Offer” means a tender offer, voluntary redemption, exchange offer, conversion or other similar action.

“Officer’s Certificate” means a certificate signed by an Executive Officer.

“Official Body” means any government or political subdivision or any agency, authority, regulatory body, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Opinion of Counsel” means a written opinion of independent counsel reasonably acceptable in form and substance and from counsel reasonably acceptable to the Facility Agent.

“Optional Sale” has the meaning set forth in Section 7.10. “Original Commitment” means $250,000,000.
“Original Effective LTV” means, with respect to any Collateral Obligation, the Effective LTV of such Collateral Obligation as calculated by the Servicer and approved by the Facility Agent in accordance with the definitions of Effective LTV and the definitions used therein and set forth in the related Approval Notice.

USActive 49316845.15    - 36-

“Senior Servicing Fee” means with respect to any Distribution Date on which Oaktree ~~Strategic Income~~Specialty Lending Corporation or an Affiliate thereof is acting as Servicer, the senior fee payable to the Servicer for services rendered during the related Collection Period, which shall be equal to one-fourth of the product of (i) the Senior Servicing Fee Percentage multiplied by (ii) the average of the values of the Aggregate Eligible Collateral Obligation Amount on the first day and the last day of the related Collection Period.

“Senior Servicing Fee Percentage” means 0.25%. “Servicer” has the meaning set forth in the Preamble.
“Servicer Default” means the occurrence of one of the following events:

(a)any failure by the Servicer to deposit or credit, or to deliver for deposit, in the Collection Account any amount required hereunder to be so deposited, credited or delivered or to make any required distributions therefrom, which failure shall continue for two (2) Business Days;

(b)failure on the part of the Servicer (or any affiliates and subsidiaries to which any responsibilities have been delegated pursuant to Section 7.3(f)) duly to observe or to perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure shall have been given to the Servicer by the Borrower, the Collateral Agent or the Facility Agent (with a copy to each Agent);

(c)the occurrence of an Insolvency Event with respect to the Servicer;

(d)any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be false or incorrect as of the time when the same shall have been made or deemed made (i) which incorrect representation, warranty or statement has a material and adverse effect on (1) the validity, enforceability or collectability of this Agreement or any other Transaction Document or (2) the rights and remedies of any Secured Party with respect to matters arising under this Agreement or any other Transaction Document, and (ii) within thirty (30) days after written notice thereof shall have been given to the Servicer by the Borrower, the Collateral Agent or the Facility Agent, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

(e)an Event of Default occurs;

(f)the failure of the Servicer to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $2,500,000, individually or in the aggregate; or (ii) the occurrence of any event or condition that has resulted in or permits the acceleration of such recourse debt, whether or not waived;

USActive 49316845.15    - 48-

asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Structuring Fee” means a fee payable by the Borrower to the Facility Agent in an amount equal to 0.25% of the Original Commitment, which fee shall be payable on the Facility Termination Date.

“Subordinated Servicing Fee” means with respect to any Distribution Date, the subordinated fee payable to the Servicer or successor servicer (as applicable) for services rendered during the related Collection Period, which shall be equal to one-fourth of the product of (i) the Subordinated Servicing Fee Percentage multiplied by (ii) the average of the values of the Aggregate Eligible Collateral Obligation Amount on the first day and the last day of the related Collection Period.

“Subordinated Servicing Fee Percentage” means 0.25%.

“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

“Substituted Collateral Obligation” means, with respect to any Collection Period, any Warranty Collateral Obligation with respect to which the Equityholder has substituted in a replacement Eligible Collateral Obligation pursuant to Section 7.11 and the Sale Agreement.

“Successor Senior Servicing Fee” means with respect to any Distribution Date on which there is a Person other than Oaktree ~~Strategic Income~~Specialty Lending Corporation or an Affiliate thereof acting as Servicer ~~(other than pursuant to the OCSI Merger)~~, the senior fee payable to the Servicer for services rendered during the related Collection Period, which shall be equal to one-fourth of the product of (i) the Successor Senior Servicing Fee Percentage multiplied by (ii) the average of the values of the Aggregate Eligible Collateral Obligation Amount on the first day and the last day of the related Collection Period.

“Successor Senior Servicing Fee Percentage” means (x) if, on the related Distribution Date, the sum of the Collateral Obligation Amounts of all Eligible Collateral Obligations that are Broadly Syndicated Loans is greater than or equal to 50.0% of the Aggregate Eligible Collateral Obligation Amount, 0.65% and (y) otherwise, 1.00%.

“Supported QFC” has the meaning set forth in Section 17.20.

“Tangible Net Worth” means, with respect to any Person, the consolidated net worth of such Person and its consolidated Subsidiaries calculated in accordance with GAAP after subtracting therefrom the aggregate amount of the intangible assets of such Person and its consolidated Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

“Target CLO Amount” means $350,000,000.

USActive 49316845.15    - 50-

Obligations consisting of loans that are evidenced by delivery of a security (as defined in the UCC) shall not be treated as an Uncertificated Security);

i.in the case of any Security Entitlement, by causing each such
Security Entitlement to be credited to the Account in the name of the Securities Intermediary; and

ii.in the case of General Intangibles (including any Collateral
Obligation or Permitted Investment not evidenced by an Instrument) by filing, maintaining and continuing the effectiveness of, a financing statement naming the Borrower as debtor and the secured party and describing the Collateral Obligation or Permitted Investment (or a description of “all assets” of the Borrower) as the collateral at the filing office of the Recorder of Deeds of the District of Columbia.

ARTICLE VII

ADMINISTRATION AND SERVICING OF COLLATERAL OBLIGATIONS

Section 7.1    Retention and Termination of the Servicer. The servicing, administering and collection of the Collateral Obligations shall be conducted by the Person designated as Servicer from time to time in accordance with this Section 7.1. Subject to early termination due to the occurrence of a Servicer Default or as otherwise provided below in this Article VII, the Borrower hereby designates Oaktree ~~Strategic Income~~Specialty Lending Corporation, and Oaktree ~~Strategic Income~~Specialty Lending Corporation hereby agrees to serve, as Servicer until the termination of this Agreement. For the avoidance of doubt, the Servicer is not an agent of the Facility Agent, any Agent or any Lender.

Section 7.2    Resignation and Removal of the Servicer; Appointment of Successor
Servicer. (a) If a Servicer Default shall occur and be continuing, the Facility Agent (individually or as directed by the Required Lenders) by written notice given to the Servicer (with a copy to each Agent), may terminate all of the rights and obligations of the Servicer and appoint a successor pursuant to the terms hereof. In addition, if the Servicer is terminated upon the occurrence of a Servicer Default, the Servicer shall, if so requested by the Facility Agent, acting at the direction of the Required Lenders, deliver to any successor servicer copies of its Records within ten (10) Business Days after demand therefor and a computer tape or diskette (or any other means of electronic transmission acceptable to such successor servicer) containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Collateral Obligations.

(b)The Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer, except upon a reasonable determination that (i) by reason of a change in applicable legal requirements, the performance of its duties hereunder would cause it to be in violation of such legal requirements or (ii) by reason of a change in accounting treatment, the performance of its duties hereunder would cause consolidation issues. Any such determination permitting the resignation of the Servicer pursuant to this Section 7.2(b) shall be evidenced by an Officer’s Certificate to such effect delivered to the Facility Agent and each Agent and acceptable to the Facility Agent. Notwithstanding the foregoing, no

USActive 49316845.15    - 75-

resignation of the Servicer shall become effective other than in accordance with the provisions of Section 7.2(d) below.

a.Any Person (i) into which the Servicer may be merged or consolidated in accordance with the terms of this Agreement, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) acquiring by conveyance, transfer or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer in any of the foregoing cases, shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding.

b.Subject to the last sentence of this Section 7.2(d), until a successor
Servicer has commenced servicing activities in the place of Oaktree ~~Strategic Income~~Specialty Lending Corporation, Oaktree ~~Strategic Income~~Specialty Lending Corporation shall continue to perform the obligations of the Servicer hereunder. On and after the termination or resignation of the Servicer pursuant to this Section 7.2, the successor servicer appointed by the Facility Agent shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for in this Agreement and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement. The Servicer agrees to cooperate and use reasonable efforts in effecting the transition of the responsibilities and rights of servicing of the Collateral Obligations, including the transfer to any successor servicer for the administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, or thereafter received with respect to the Collateral Obligations and the delivery to any successor servicer in an orderly and timely fashion of all files and records in its possession or reasonably obtainable by it with respect to the Collateral Obligations containing all information necessary to enable the successor servicer to service the Collateral Obligations. Notwithstanding anything contained herein to the contrary and to the extent permitted by Applicable Law without causing the Servicer to have liability, the resignation or termination of the Servicer shall not become effective until an entity acceptable to the Facility Agent in its sole discretion shall have assumed the responsibilities and obligations of the Servicer.

c.At any time, any of the Facility Agent or any Lender may irrevocably waive any rights granted to such party under Section 7.2(a). Any such waiver shall be in writing and executed by such party that is waiving its rights hereunder. A copy of such waiver shall be promptly delivered by the waiving party to the Servicer and the Facility Agent (with a copy to each Agent).

Section 7.3    Duties of the Servicer. The Servicer shall manage, service, administer and make collections on the Collateral Obligations and perform the other actions required by the Servicer in accordance with the terms and provisions of this Agreement and the Servicing Standard.

USActive 49316845.15    - 76-

and documents that the Facility Agent and/or any Lender may reasonably request in connection with its obligations under Article 5 of the EU Securitization Regulation and any related EU Securitization Rules, but only to the extent the same is not subject to laws governing the protection of confidentiality of information and the processing of personal data (“Restricted Information”), or if it is Restricted Information and cannot be anonymized or aggregated to the extent not prohibited by law or the terms of such Restricted Information, if the Facility Agent and/or relevant Lender enters into a confidentiality agreement reasonably acceptable to the Equityholder; and provided that the Equityholder shall not be required to provide any information relating to any limited partner of the Equityholder and provided further that the Equityholder shall only be required to comply with Article 7 of the EU Securitization Regulation to the extent mutually agreed upon by the Equityholder and the Facility Agent and/or any Lender that is subject to the EU Securitization Rules;

(c)The Equityholder represents that by virtue of the OSCI Merger it has been involved in the establishment of the transaction contemplated by this Agreement by: (A) causing the formation of the Borrower as a 100% owned subsidiary; (B) approving the eligibility criteria for the origination and acquisition of Collateral Obligations by the Borrower; and (C) negotiating and approving the execution of the Transaction Documents by the Borrower, the Equityholder and the Servicer;

(d)The Equityholder hereby further represents and undertakes to the
Facility Agent and the Lenders party hereto as follows:

(i)It was not established for, and does not operate for, the sole purpose of securitizing exposures.

(ii)(A) The Retention Holder Originated Collateral Obligations have been, or will be originated pursuant to a sound and well-defined credit granting criteria and clearly established processes for approving, amending, modifying, renewing and financing those credits and the Equityholder has effective systems in place to apply those criteria and processes to ensure that such credits are granted and approved based on a thorough assessment of the relevant Obligor’s creditworthiness; and (B) the Equityholder will use reasonable skill and care to ensure that the Retention Holder Acquired Collateral Obligations and each other Eligible Collateral Obligation acquired by the Borrower in respect of which the initial originator was not a European credit institution or investment firm (as each such term is defined in the EU Securitization Regulation) have been, or will be originated pursuant to a sound and well-defined credit granting criteria and clearly established processes for approving, amending, modifying, renewing and financing those credits and that the initial originator had effective systems in place to apply those criteria and processes to ensure that such credits are granted and approved based on a thorough assessment of the relevant Obligor’s creditworthiness.

(iii)The Equityholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority to execute, deliver and perform its obligations under this Agreement.

(iv)The Equityholder has taken all necessary action to authorize the entering into this Agreement on the terms and conditions hereof and the execution, delivery and

USActive 49316845.15    -115-

OAKTREE ~~STRATEGIC INCOME~~SPECIALTY LENDING
CORPORATION, as Servicer

By:         Name:
Title:

USActive 49316845.15    S- 2

OAKTREE ~~STRATEGIC INCOME~~SPECIALTY LENDING
CORPORATION, as as Equityholder

By:         Name:
Title:

USActive 49316845.15    S- 3

ANNEX A
OCSI SENIOR FUNDING LTD.,
as Borrower

1301 Avenue of the Americas, 34th Floor New York, New York 10019
Attention: Matt Stewart Telephone: 212-284-7856
Email: mstewart@oaktreecapital.com With a copy to:
333 South Grand Avenue, 28th Floor Los Angeles, California 90071 Attention: Mary Gallegly Telephone: 213-356-3521
Email: mgallegly@oaktreecapital.com

OAKTREE ~~STRATEGIC INCOME~~SPECIALTY LENDING CORPORATION,
as Servicer

1301 Avenue of the Americas, 34th Floor New York, New York 10019
Attention: Matt Stewart Telephone: 212-284-7856
Email: mstewart@oaktreecapital.com With a copy to:
333 South Grand Avenue, 28th Floor Los Angeles, California 90071 Attention: Mary Gallegly Telephone: 213-356-3521
Email: mgallegly@oaktreecapital.com

OAKTREE ~~STRATEGIC INCOME~~SPECIALTY LENDING CORPORATION,
as Equityholder

1301 Avenue of the Americas, 34th Floor New York, New York 10019
Attention: Matt Stewart Telephone: 212-284-7856
Email: mstewart@oaktreecapital.com With a copy to:

USActive 49316845.15    A- 1

Annex B

Lender    Commitment

Deutsche Bank AG, New York Branch    (a) Prior to the Pricing Date, $160,000,000
and (b) on and after the Pricing Date with the consent of the Facility Agent (in its sole discretion), $300,000,000

USActive ~~49316845.15~~49316845.16    B- 1